Exhibit 99.1

Press Release

Abbott to acquire Exact Sciences, a leader in large and fast-growing cancer screening and precision oncology diagnostics segments

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Acquisition adds a new growth vertical to Abbott’s already high single-digit growth profile, gaining leadership in the fast-growing $60 billion U.S. cancer screening and precision oncology diagnostics segments

•	Acquisition will uniquely position Abbott to transform cancer care, advancing earlier detection and optimizing treatment and monitoring to help millions more people live healthier lives

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Exact Sciences’ product lines feature advanced cancer screening and diagnostic solutions, including the market-leading Cologuard® and Oncotype DX® tests, and cutting-edge liquid biopsy tests for multi-cancer early detection and molecular residual disease testing

•	Acquisition will be immediately accretive to Abbott’s revenue growth and gross margin

•	Abbott to host investor call today at 8 a.m. Central Time/9 a.m. Eastern Time

ABBOTT PARK, Ill., and MADISON, Wis., Nov. 20, 2025 — Abbott (NYSE: ABT) and Exact Sciences (NASDAQ: EXAS) today announced a definitive agreement for Abbott to acquire Exact Sciences, which will enable it to enter and lead in fast-growing cancer diagnostics segments, serving millions more people. Under the terms of the agreement, Exact Sciences shareholders will receive $105 per common share, representing a total equity value of approximately $21 billion.

Together, the companies will accelerate innovation, expand access to life-changing diagnostics, and help more people detect and manage cancer at its earliest, most treatable stages.

Exact Sciences focuses on the early detection of cancer and supporting personalized treatments. Exact Sciences’ comprehensive product offerings support patients and their healthcare providers before, during and after a cancer diagnosis. The company is a leader in cancer screening, precision oncology and genetic testing, helping to detect cancer earlier, guide treatment decisions and monitor for recurrence.

Its product offerings include the Cologuard® test, a market-leading noninvasive colorectal cancer screening option; Oncotype DX®, which informs personalized treatment decisions for patients with breast cancer; Oncodetect™, which identifies molecular residual disease (MRD) to help assess the risk of recurrence and guide follow-up care; and Cancerguard™, a multi-cancer early detection blood test.

Approximately 20 million people globally, including 2 million Americans, are diagnosed with cancer every year. These numbers are only expected to rise in the coming years due to population growth, aging and other contributing factors.*

“Exact Sciences’ innovation, its strong brand and customer-focused execution are unrivaled in the cancer diagnostics space, and its presence and strengths are complementary to our own,” said Robert B. Ford, chairman and chief executive officer, Abbott. “Abbott has repeatedly taken on the world’s most challenging health issues and made a meaningful impact on the lives of people in areas such as diabetes, cardiovascular disease and infectious diseases. We’re excited to bring Exact Sciences’ people and know-how into Abbott so that together, we can take on the global challenge of cancer.”

“Together with Abbott, we can reach more patients, advance earlier detection, and deliver answers that change lives,” said Kevin Conroy, chairman and chief executive officer, Exact Sciences. “Abbott’s culture of innovation and global commercial reach will help accelerate our mission of eradicating cancer and expanding access to our tests worldwide, while delivering immediate and substantial value to our shareholders. I want to thank the 7,000 Exact Sciences’ team members for their extraordinary work and dedication — our journey has just begun.”

Financial & Operational

Under the terms of the agreement, Abbott will acquire all outstanding shares of Exact Sciences for $105 per common share in cash, at a total equity value of approximately $21 billion and an estimated enterprise value of $23 billion. Abbott’s financing contemplates absorption of Exact Sciences’ estimated $1.8 billion of net debt.

The closing is expected in the second quarter of 2026 and is subject to Exact Sciences’ shareholder approval, as well as receipt of applicable regulatory approvals and other customary closing conditions. The transaction was unanimously approved by both companies’ boards of directors.

Exact Sciences is projected to generate more than $3 billion in revenue this year, with a high teens organic sales growth rate. Once the transaction is completed, Exact Sciences will become a subsidiary of Abbott, and Abbott’s total diagnostics sales will exceed $12 billion annually.

Following the closing, Exact Sciences will maintain its presence in Madison, Wis. Kevin Conroy will remain with the company in an advisory role to support the transition into Abbott and accelerate its global impact in helping to eradicate cancer worldwide.

Abbott Conference Call

Abbott will conduct a special conference call today at 8 a.m. Central Time (9 a.m. Eastern Time) to provide an overview of the transaction. A live webcast will be accessible through Abbott’s Investor Relations website at www.abbottinvestor.com.

Exact Sciences’ Industry-Leading Product Offerings and Pipeline

Exact Sciences is a leader in cancer screening and precision oncology diagnostics, helping people before, during and after cancer diagnosis with stool-based and liquid biopsy (e.g. blood) tests, molecular residual disease (MRD) monitoring and treatment guidance and therapy selection.

Screening

•	Cologuard and Cologuard Plus Tests are leading non-invasive colorectal cancer tests that have revolutionized screening

•	Cancerguard detects 50 cancer types, even the most aggressive – such as pancreatic, ovarian, liver, esophageal, lung and stomach – through a simple blood draw

•	Oncoguard Liver Test finds the most common liver cancer in people with cirrhosis or chronic hepatitis B

•	Riskguard Test is a genetic test that helps assess hereditary risk for certain cancers and informs treatment decisions and can be used both before and after diagnosis

Testing After Diagnosis

•	Oncotype DX provides critical insights into the likely benefit from chemotherapy or hormone therapy in breast cancer, enabling physicians to tailor treatment plans with confidence

•	Oncodetect Test identifies extremely small traces of cancer in blood that may remain after treatment or surgery to help predict cancer recurrence and guide follow-up decisions

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OncoExTra Test analyzes DNA and RNA from a patient’s tumor to guide therapy for advanced, metastatic, or recurrent solid tumors, delivering actionable insights like targetable mutations, immunotherapy markers, and clinical trial options

In addition to its current products, Exact Sciences is also advancing a leading pipeline of next-generation cancer diagnostics designed to detect cancer even earlier, optimize treatment decisions and enable regular monitoring to help people stay healthy and better manage the disease.

Advisors

Morgan Stanley is serving as the exclusive financial advisor for Abbott and has provided fully committed debt financing, with Wachtell, Lipton, Rosen & Katz serving as legal counsel. Centerview Partners LLC and XMS Capital Partners, LLC are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Exact Sciences.

About Exact Sciences

A leading provider of cancer screening and diagnostics tests, Exact Sciences helps patients and healthcare providers make timely, informed decisions before, during and after a cancer diagnosis. The company’s growing product line includes well-established brands such as Cologuard and Oncotype DX, along with innovative solutions like the Cancerguard test for multi-cancer early detection and the Oncodetect test for molecular residual disease and recurrence monitoring. Exact Sciences continues to invest in a robust pipeline of advanced cancer diagnostics aimed at improving outcomes. For more information, visit ExactSciences.com.

About Abbott

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 114,000 colleagues serve people in more than 160 countries. Connect with us at abbott.com and on LinkedIn, Facebook, Instagram, X and YouTube.

Important Information and Where to Find It

In connection with the proposed transaction, Exact Sciences Corporation (“Exact Sciences”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Exact Sciences’ stockholders. Exact Sciences may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Exact Sciences with the SEC. INVESTORS AND SECURITY HOLDERS OF EXACT SCIENCES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement (when it is available) and other documents that are filed with the SEC by Exact Sciences free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Exact Sciences’ website at https://www.exactsciences.com.

Participants in the Solicitation

Exact Sciences and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Exact Sciences’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of Exact Sciences and their ownership of Exact Sciences common shares is contained in the definitive proxy statement for Exact Sciences’ 2025 annual meeting of shareholders, which was filed with the SEC on April 29, 2025, including under the headings “Information Concerning Directors and Nominees for Director,” “Information Concerning Executive Officers,” “Corporate Governance Principles, Board Matters, and Non-Employee Director Compensation,” “Compensation and Other Information Concerning Named Executive Officers” and “Securities Ownership of Certain Beneficial Owners and Management.” Additional information regarding ownership of Exact Sciences’ securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Exact Sciences in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Exact Sciences’ website at https://www.exactsciences.com.

Forward-Looking Statements

This communication contains forward-looking statements about, among other things, the proposed acquisition of Exact Sciences by Abbott Laboratories (“Abbott”). Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the following: the possible inability of the parties to consummate the proposed transaction on a timely basis or at all; the possible inability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including necessary regulatory approvals and the requisite vote by Exact Sciences’ stockholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the parties’ definitive agreement for the proposed transaction (the “Merger Agreement”); the risk that the Merger Agreement may be terminated in circumstances that require Exact Sciences to pay a termination fee; the ability of Abbott to successfully integrate Exact Sciences’ operations, and the ability of Abbott to implement its plans, forecasts and other expectations with respect to Exact Sciences’ business after the completion of the proposed transaction and realize expected synergies; the possibility that competing offers may be made; the potential adverse impact on Exact Sciences of contractual restrictions under the Merger Agreement that limit Exact Sciences’ ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the proposed transaction and the possibility that the proposed transaction may be more expensive to complete than anticipated; risks related to the ability of the parties to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; potential adverse effects of the announcement or pendency of the proposed transaction, or any failure to complete the proposed transaction, on the market price of Exact Sciences’ or Abbott’s common stock or on the ability of Exact Sciences to develop and maintain relationships with its personnel (including Exact Sciences’ ability to attract and retain highly qualified management and other scientific personnel) and customers, suppliers and others with whom it does business or otherwise on Exact Sciences’ or Abbott’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Exact Sciences’ ongoing business operations due to the proposed transaction; and the risk of litigation and/or regulatory actions related to the proposed transaction or Exact Sciences’ business and the outcome of any such litigation or regulatory action.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Abbott and Exact Sciences described in the “Risk Factors” section in each of Abbott’s Annual Report on Form 10-K for the year ended December 31, 2024, and Exact Sciences’ Annual Report on Form 10-K for the year ended December 31, 2024, respectively, and in Exact Sciences’ quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025. Free copies of these documents may be obtained from the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abbott and Exact Sciences undertake no obligation, and do not intend, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments or otherwise, except as required by law.

Abbott Media:

Scott Stoffel, (224) 668-5201

Abbott Financial:

Michael Comilla, (224) 668-1872

Exact Sciences Media:

Steph Spanos, 608-556-4380; sspanos@exactsciences.com

Jim Golden and Tali Epstein, Collected Strategies, ExactSciences-CS@collectedstrategies.com

*	American Cancer Society, Global Facts & Figures, Cancer Facts & Figures.

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